FIRST AMENDMENT TO
                  CONSTRUCTION LOAN AGREEMENT


     This First Amendment to Construction Loan Agreement ("First Amendment") is entered into between First Credit Bank, herein "Lender," and NevStar Gaming & Entertainment Corporation, herein "Borrower," with reference to the following facts:

     A. Pursuant to the Construction Loan Agreement dated January 27, 1998, (the "Agreement"), Lender agreed to loan to Borrower the sum of Five Million Dollars ($5,000,000.00) (the "Construction Loan") for the purposes of financing the construction of a hotel and casino building and other improvements incidental thereto on Borrower's property referred to therein.

     B. Borrower commenced construction of the improvements and loan funds have been advanced by Lender to Borrower in accordance with the terms of the Agreement. Borrower has now applied to Lender to increase the Construction Loan from the sum of Five Million Dollars ($5,000,000.00) to the sum of Five Million, Four Hundred Fifty Thousand Dollars ($5,450,000.00).

     C. In connection with the Construction Loan, Borrower executed the Related Documents as defined in the Agreement, including the Note and the Construction Deed of Trust and Security Agreement with Assignment of Rents.

     D.   Lender agrees to increase the loan amount from the sum of Five
Million Dollars ($5,000,000.00) to Five Million Four Hundred Fifty Thousand Dollars ($5,450,000.00) in accordance with the terms of the Agreement, as amended hereby, and provided that Borrower executes the Advance Promissory Note attached hereto as Exhibit "A," the Notice of Advance Secured by Deed of Trust and Amendment attached hereto as Exhibit "B," obtains the necessary signatures to the
First Amended Subordination Agreements attached hereto as Exhibits "C-1" and "C-2," and otherwise performs Borrower's obligations under the Agreement as amended hereby.

     Based upon the above, Borrower and Lender agree to amend the Agreement as follows:

     1. The following definitions contained in Article I of the Agreement are hereby amended in their entirety to read as follows:

     Q. Note. The term "Note" shall mean collectively the following two (2) Promissory Note:

     1. Original Note. The Promissory Note dated January 27, 1998, executed by Borrower, payable to the order of Lender, in the principal sum of Five Million
Dollars ($5,000,000.00) bearing interest at the variable interest rate and being payable as therein provided, together with any and all renewals, extensions, modifications, substitutions, replacements, and expansions thereof (herein the "Original Note").

     2. Advance Note. That certain Advance Promissory Note of this same date executed by Borrower, payable to the order of Lender, in the principal sum of Four Hundred Fifty Thousand Dollars ($450,000.00), a copy of which is attached hereto as Exhibit "A," bearing interest at the variable interest rate and being payable as therein provided, together with any and all renewals, extensions, modifications, substitutions, replacements, and expansions thereof (herein the "Advance Note").

X. Related Documents. The term "Related Documents" means and includes, without limitation, all promissory notes, credit agreements, loan agreements, environmental agreements, guaranties, security agreements, mortgages, deeds of trust, and all other instruments, agreements and documents, whether now or hereafter existing, executed in connection with the Indebtedness, and specifically includes the Advance Note, the Notice of Advance Secured by Deed of Trust and Amendment, and the First Amended Subordination Agreements referenced herein and attached hereto.

Y. Security Agreement. The term "Security Agreement" means and includes, without limitation, any agreements, promises, covenants, arrangements, understanding or other agreements, whether created by law, contract, or otherwise, evidencing, governing, representing, or creating a Security Interest, and specifically includes the Construction Deed of Trust and Security Agreement with Assignment of rents dated January 27, 1998, executed by the Borrower, as Trustor, for the benefit of Lender, as Beneficiary, as amended by the Notice of Advance Secured by Deed of Trust and Amendment attached hereto.

2. The first sentence of paragraph A. of Article II of the Agreement is hereby amended to read as follows:

               A. Description of Loan. The Loan shall be in an amount not to exceed the principal sum of Five Million Four Hundred Fifty Thousand Dollars ($5,450,000.00) and shall bear interest on so much of the principal sum as shall be advanced pursuant to the terms of this Agreement and the Related Documents.

     3. Lender and Borrower acknowledges that the execution, delivery, and recording of the documents in accordance with the terms of this First Amendment shall be facilitated through an escrow established with Fidelity National Title Agency of Nevada, Inc. pursuant to the escrow instructions attached hereto as Exhibit "D" and incorporated herein by reference. The execution and delivery to Escrow Agent by Borrower of the escrow instructions and the other documents required thereby shall be a contingency to Lender's obligation to disburse the increased Loan Fund in accordance herewith. Borrower agrees that the increased amount of the Loan Fund shall be disbursed in accordance with the procedures set forth in the Agreement. Whether or not the additional advance is funded by Lender to Borrower, Borrower shall assume and pay upon demand all out of pocket costs and expenses incurred by Lender in connection with this First Amendment to Construction Loan Agreement, including, without limitation, the following:

          (a)  All closing costs, fees and disbursements of the escrow;

          (b)  All fees and expenses of Lender's legal counsel; and

          (c) All title examination fees, title insurance premiums, including necessary endorsements to Lender's policy of title insurance, appraisal fees, survey costs, filing and recording fees, and other necessary fees.

     4. This First Amendment shall be effective as of the date of recording of the Notice of Advance Secured by Deed of Trust and Amendment, and, commencing on the effective date hereof, Lender agrees to advance the additional Loan Fund in accordance with the terms of the Agreement, as amended hereby, subject to Borrower's performance of Borrower's obligations under the Agreement as amended hereby.

     5. Except as expressly amended hereby, all remaining terms and conditions of the Agreement are hereby ratified and confirmed and shall remain in full force and effect. Borrower's right to extend the term of the Loan as evidenced by the letter agreement dated January 27, 1998, between Lender and Borrower shall be applicable to the entire loan amount, including the amount evidenced by the Advance Note.

     Dated this 17th day of June, 1998.

                              LENDER

                                   First Credit Bank



                                   By: /s/ Farhad Ghassemieh
                                        Authorized Officer

                                        Hawaiin Gardens Branch
                                        11940 East Carson Street
                                        Hawaiin Gardens, CA 90716


                              BORROWER

                                   NevStar Gaming & Entertainment
                                   Corporation



                                   By: /s/  Michael J. Signorelli
                                        Michael J. Signorelli, Secretary


                                   By:  /s/ Jeffrey L. Gilbert
                                        Jeffrey L. Gilbert, President

                                   3175 West Post Road
                                   Las Vegas, Nevada  89118